EXHIBIT 1.4

DEALER MANAGER AGREEMENT

November 17, 2003

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs:

          1. General. PPL Corporation, a Pennsylvania corporation (the “Company”) plans to make an exchange offer (the “Offer”) to purchase its outstanding 7 3/4% PEPS Units (the “Outstanding PEPS Units”), each such PEPS Unit initially consisting of a unit with a stated amount of $25 and comprising (a) a purchase contract (a “Purchase Contract”) under which (i) the holder of a PEPS Unit will purchase from the Company pursuant to the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated as of May 9, 2001, among the Company and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as Purchase Contract Agent, on May 18, 2004 (the “Settlement Date”), for $25 per PEPS Unit, a number of shares of common stock of the Company, par value $0.01 per share (each a “Common Share” and, collectively with all other Common Shares that may be issued and sold by the Company upon settlement of the Purchase Contracts, the “Common Shares”), and (ii) the Company pays contract adjustment payments at a rate of 0.46% of the stated amount per year, and (b) one preferred security (the “Preferred Security”) of PPL Capital Funding Trust I, a Delaware statutory business trust (the “Trust”), having a stated liquidation amount of $25, representing an undivided beneficial ownership interest in the assets of the Trust and guaranteed by the Company to the extent set forth in the Guarantee Agreement dated as of May 9, 2001 between the Company and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee, for the benefit of the holders from time to time of the Preferred Securities.

          Pursuant to the Offer, the Company will offer to exchange (the “Exchange”) for the Outstanding PEPS Units (1) its newly issued 7 3/4% PEPS Units (the "New PEPS Units”), each such New PEPS Unit initially consisting of a unit with a stated amount of $25 and comprising (a) a purchase contract (a “New Purchase Contract”) under which (i) the holder of a PEPS Unit will purchase from the Company, pursuant to the New Purchase Contract Agreement (as defined herein), on the Settlement Date, for $25 per New PEPS Unit, a number of shares of common stock of the Company, par value $0.01 per share (each a “New Common Share” and, collectively with all other New Common Shares that may be issued and sold by the Company upon settlement of the New Purchase Contracts, the “New Common Shares”), and (ii) the Company will pay contract adjustment payments at a rate of 0.46% of the stated amount per year,

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and (b) a 2.5% undivided beneficial ownership interest in a $1,000 principal amount Note (the “New Note”) issued by PPL Capital Funding, Inc., a Delaware corporation (“PPL Capital Funding”) and guaranteed by the Company to the extent set forth in the New Guarantee (as defined herein), and (2) $0.375 in cash. The terms and conditions of the Offer are set forth in the Offer Materials (as defined in Section 4(c) below).

          The New PEPS Units and New Purchase Contracts will be issued pursuant to a purchase contract agreement (the “New Purchase Contract Agreement”) to be entered into among the Company and JPMorgan Chase Bank as the Purchase Contract Agent (the “New Purchase Contract Agent”), Collateral Agent (the “New Collateral Agent”), and Custodial Agent (the “New Custodial Agent”) . In accordance with the New Purchase Contract Agreement, the holders of the New PEPS Units will pledge their beneficial ownership interest in the New Notes to the New Collateral Agent, pursuant to a pledge agreement (the “New Pledge Agreement”) to be entered into between the Company and JPMorgan Chase Bank, as New Collateral Agent, Securities Intermediary (the “New Securities Intermediary”), New Custodial Agent, and New Purchase Contract Agent, to secure the holders’ obligations to purchase New Common Shares under the New Purchase Contracts. The New Purchase Contracts, the New Purchase Contract Agreement and the New Pledge Agreement are herein collectively referred to as the “New PEPS Agreements”.

          The New Notes will be unconditionally guaranteed by the Company (the “New Guarantee”). The New Notes and the New Guarantee will be issued pursuant to the Indenture, dated as of November 1, 1997, as amended by Supplemental Indenture No. 5 (as supplemented, the “Indenture”) among PPL Capital Funding, the Company and JPMorgan Chase Bank, as Indenture Trustee (the “Trustee”). The Indenture, the New Notes and the New Guarantee are herein collectively referred to as the “New Notes Agreements”.

          2. Engagement as Dealer Manager. The Company hereby engages you as financial advisor and appoints you as Dealer Manager and authorizes you to act as such in connection with the Offer. As Dealer Manager, you agree to use reasonable efforts to solicit tenders of PEPS Units sought to be exchanged by the Company and to perform such other services in connection with the Offer as are customarily performed by investment banking concerns in connection with tender offers of like nature.

          3. Solicitation of Tenders. Neither you nor any of your affiliates, partners, directors, officers, agents, employees or controlling persons (if any) shall have any liability (in tort, contract or otherwise) to the Company or any other person for any losses, claims, damages, liabilities or expenses arising from your own acts in performing your obligations hereunder or otherwise in connection with the Company’s proposed acquisition of any interest in the Company, the

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Trust or PPL Capital Funding, except for any such losses, claims, damages, liabilities or expenses that are finally judicially determined to have resulted from your bad faith or gross negligence. You shall act as an independent contractor, and nothing herein contained shall constitute you an agent of the Company, the Trust or PPL Capital Funding.

     4. Offer Materials.

          (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 (File No. 333-108450) under the Securities Act of 1933 (the “Securities Act”) in respect of the New PEPS Units, the New Purchase Contracts, the New Guarantee, the New Notes, and the New Common Shares. The various parts of such registration statement, including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement is filed with the Commission, each as amended at the time such part of the registration statement is filed with the commission or became effective as the case may be, is hereinafter called the “Registration Statement”; and the prospectus, in the form included in such Registration Statement and, as the case may be, at the time it became effective, is hereinafter called the “Prospectus”; any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 13 of Form S-4 under the Securities Act, as of the date of the Prospectus, as the case may be; and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Prospectus.

          (b) Upon the Commencement Date (as defined in Section 5 below), the Company will file with the Commission under the Exchange Act and the rules and regulations promulgated thereunder a Tender Offer Statement on Schedule TO with respect to the Offer (including the exhibits thereto and any documents incorporated by reference therein, the “Schedule TO”) a copy of which Schedule TO (including the documents required by Item 12 thereof to be filed as exhibits thereto) in the form in which it is to be so filed, will be furnished to you promptly upon the filing thereof.

          (c) The Registration Statement and the Prospectus, and the related letter from the Company to brokers, dealers, commercial banks, trust companies and other nominees, letter to beneficial owners of the Outstanding PEPS Units, letter of transmittal to be used by holders tendering Outstanding PEPS Units pursuant to the Offer (the “Letter of Transmittal”), notice of guaranteed delivery, and any newspaper

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announcements, press releases and other offering materials and information as the Company may use or prepare, approve or authorize for use in connection with the Offer, including the Schedule TO, each as amended or supplemented from time to time, are herein collectively referred to as the “Offer Materials”.

          (d) The Company agrees to furnish you with as many copies as you may reasonably request of the Offer Materials. The Company agrees that, a reasonable time prior to using any Offer Material or filing any such material with the Commission or with any other federal or other governmental agency or instrumentality (“Other Agency”), it will submit copies of such material to you and will give reasonable consideration to your and your counsel’s comments, if any, thereon.

     5. Commencement of Offer. The Company intends to use its reasonable best efforts to commence the Offer as soon as practicable after the execution and delivery hereof by publicly announcing its commencement and by mailing, or causing to be mailed on its behalf, copies of the Prospectus, the related Letter of Transmittal and such of the other Offer Materials as may be required or as the Company may elect to furnish to each holder of record of the Outstanding PEPS Units (the date of the commencement of such distribution being herein called the “Commencement Date”).

     6. Withdrawal of Dealer Manager. In the event that:

          (a) the Company uses or permits the use of, or files with the Commission or any Other Agency, any Offer Materials and such document (i) has not been furnished to you previously for your and your counsel’s comments or (ii) has been so furnished, and you have or your counsel has made material comments and the Company has unreasonably failed to address such comments;

          (b) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein;

          (c) the Registration Statement containing all of the required information, including pricing information, and a prospectus that meets the requirements of Section 10(a) of the Securities Act (including a letter of transmittal), shall not have become effective on or prior to the Expiration Date (as defined in the Prospectus), or, at any time during the Offer, a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or, to your knowledge or the Company’s knowledge, threatened by the Commission, or a request for additional information on the part of the Commission shall not have been

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satisfied to your reasonable satisfaction, or there shall have been issued, at any time during the Offer, any temporary restraining order or injunction restraining or enjoining you from acting in your capacities as Dealer Manager with respect to the Offer;

          (d) you shall not have received (i) on the Commencement Date, the opinions of counsel, officer’s certificate and the comfort letter described in Section 11 and (ii) on the Exchange Date (as defined in the Prospectus, the “Exchange Date”), the opinions of counsel, officer’s certificate and the bring-down comfort letter as described in Section 11; or

          (e) you shall not have received on the Commencement Date, the Exchange Date or any date after the Commencement Date on which the Registration Statement is amended, any of such opinions, letters or certificates or any other documents mentioned elsewhere in this Agreement substantially in the forms as set forth in this Agreement or otherwise meeting the requirements as set forth in this Agreement;

then, in each case, you shall be entitled to withdraw as Dealer Manager in connection with the Offer without any liability or penalty to you or any other indemnified party (as defined in Section 13 below) and without loss of any right to indemnification or contribution provided in Section 13 or to the payment of all expenses payable under Section 8 below which have accrued to the date of such withdrawal. For the avoidance of doubt, no cancellation or withdrawal from this Agreement by you shall prohibit or restrict the ability of the Company to consummate the Offer.

     7. Fees. As compensation for your agreement to act as Dealer Manager, the Company agrees to pay you, in immediately available funds, on the Exchange Date, a fee equal to the product of (a) 0.25% and (b) the aggregate total stated amount of Outstanding PEPS Units exchanged in the Offer. The Dealer Manager shall be entitled to such compensation only upon consummation of the Offer and only if you have not withdrawn as Dealer Manager for the Offer.

     8. Reimbursement of Expenses, Etc. In addition to your compensation for services as Dealer Manager, the Company agrees to (i) reimburse all dealers and brokers (including yourselves), commercial banks, trust companies and nominees for their customary mailing and handling expenses reasonably incurred in forwarding the Offer Materials to their customers and (ii) to pay all other reasonable fees and expenses incurred in connection with the Offer, including, without limitation, the fees and expenses of your legal counsel, all expenses relating to the preparation, filing, printing, mailing and publishing of the Offer Materials, all advertising expenses relating to the Offer and the fees and expenses of the Exchange Agent and the Information Agent (as each is defined in Section 9). All payments to be made by the Company pursuant to this Section 8 shall be

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made promptly after the announcement of results of the Offer. The Company shall perform its obligations set forth in this Section 8 whether or not the Offer is commenced or the Company or any of its subsidiaries or affiliates acquires any Outstanding PEPS Units pursuant to the Offer or otherwise.

     9. The Exchange Agent and Information Agent. The Company has appointed, and authorizes you to communicate with, JPMorgan Chase Bank, in its capacity as exchange agent (the “Exchange Agent”), and Innisfree M&A Incorporated, in its capacity as information agent (the “Information Agent”), in connection with the Offer. The Company will arrange for the Exchange Agent to advise you each business day during the Offer as to such matters relating to the Offer as you may reasonably request.

     10. Representations, Warranties and Certain Agreements of the Company. Each of the Company and PPL Capital Funding (collectively, the “Issuers”) jointly and severally represents and warrants to you, and agrees with you, on each of the Commencement Date, the Expiration Date, the Exchange Date and on the date of any post-effective amendment to the Registration Statement (each, an “Amendment Date”) that:

          (a) The Issuers meet the requirements for use of Form S-4 under the Securities Act; on the Commencement Date, the Registration Statement will be, or on the Expiration Date and Exchange Date, has become, effective as of the Expiration Date; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted or threatened by the Commission.

          (b) A complete and correct copy of the Offer Materials has been furnished to you or will be furnished to you no later than the Commencement Date. The Offer Materials, as amended and supplemented form time to time, will comply in all material respects with the provisions of the Securities Act, and the Exchange Act, and the rules and regulations promulgated by the Commission thereunder and with all applicable requirements of the laws of those jurisdictions in which solicitations of exchanges or tenders pursuant to the Offer are or will be made. Each part of the Registration Statement, when such part became or becomes effective, the Prospectus and any amendment or supplement thereto, and the Offer Materials (including the Registration Statement) on the date of filing thereof with the Commission, and at any time during the period from the Commencement Date up to and including the Exchange Date (such period, the “Offer Period”), conformed or will conform in all material respects with the requirements of the Securities Act; each part of the Registration Statement, when such part became or becomes effective, the Schedule TO and any public announcement of the Company relating to the Offer filed with the Commission pursuant to Rule 425 under the

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Securities Act did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and during the Offer Period, if any, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The documents incorporated by reference in the Registration Statement and the Prospectus, or any amendment or supplement thereto, when they became effective under the Securities Act or were filed with the Commission under the Exchange Act, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

          (d) The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act; such audited financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles.

          (e) Each of the Company and PPL Capital Funding has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to enter into and perform its obligations under this Agreement, the New PEPS Agreements and the New Notes Agreements to the extent a party thereto.

          (f) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers.

          (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

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          (h) The shares of common stock of the Company outstanding prior to the issuance of the New PEPS Units have been duly authorized and are validly issued, fully paid and non-assessable, and are not subject to any preemptive or similar rights.

          (i) The New Common Shares to be issued and sold by the Company pursuant to the settlement of the New Purchase Contracts have been duly and validly authorized and reserved for issuance; such New Common Shares, when issued and delivered in accordance with the provisions of the New PEPS Agreements, will be validly issued, fully paid and non-assessable; and the issuance of such New Common Shares will not be subject to any preemptive or similar rights.

          (j) The shares of common stock of the Company outstanding prior to the issuance of the New PEPS Units are, and upon issuance of the New Common Shares to be issued and sold by the Company pursuant to the settlement of the New Purchase Contracts will be, listed on the New York and Philadelphia Stock Exchanges.

          (k) The New PEPS Units and the New PEPS Agreements have been duly authorized and, at the Exchange Date, will have been duly executed and delivered by the Company, and, as of the Exchange Date, assuming due authorization, execution and delivery by parties thereto other than the Company, the New PEPS Agreements will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, and Federal or state securities law limitations on indemnification and contribution (the “Enforceability Exceptions”); provided, however, that upon the occurrence of a Termination Event (as defined in the New Purchase Contract Agreement), the United States Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) should not substantively limit the provisions of Section 3.15 and 5.07 of the New Purchase Contract Agreement and Section 5.4 of the New Pledge Agreement that require termination of the New Purchase Contracts and release of the New Collateral Agent’s security interest in the New Notes or the Treasury Securities (as defined in the New Purchase Contract Agreement); the New PEPS Units and the New PEPS Agreements conform in all material respects to the descriptions thereof contained in the Prospectus;

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          (l) The Remarketing Agreement described in the Prospectus (the “Remarketing Agreement”) has been duly authorized by each of the Issuers and when executed and delivered by each of the Issuers will constitute a valid and binding agreement of each of the Issuers, enforceable in accordance with its terms, except to the extent limited by the Enforceability Exceptions; and the Remarketing Agreement conforms in all material respects to the description thereof in the Prospectus;

          (m) The New Notes and the New Guarantee have been duly authorized, and, when issued and delivered pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of PPL Capital Funding and the Company, as applicable, entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by PPL Capital Funding and the Company and constitutes a valid and binding agreement, enforceable in accordance with its terms, except to the extent limited by the Enforceability Exceptions; and the Indenture conforms in all material respects to the description thereof in the Prospectus;

          (n) The Indenture, upon effectiveness of the Registration Statement, will be duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

          (o) None of the Issuers is, and after giving effect to the Offer and sale of the New PEPS Units as described in the Prospectus, will not be, an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended;

          (p) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no event or occurrence that would result in a material adverse change, or any development involving a material adverse change, in the financial position or results of operations of the Company and its subsidiaries considered as one enterprise.

          (q) The issue and sale of the New PEPS Units and the compliance by each Issuer with all of the provisions of this Agreement, the New PEPS Agreements and the New Notes Agreements to the extent a party thereto and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any constituent document of any Issuer or any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Issuers’ ability to perform their respective

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obligations under this Agreement, the New PEPS Agreements and the New Notes Agreements to the extent a party thereto.

          (r) The issuance of the New Notes, the New Guarantee, the New Purchase Contracts, the New PEPS Units, and the New Common Shares and the compliance by the Issuers with all of the provisions of this Agreement and the making of the Offer by the Issuers in the manner set forth and subject to the terms and conditions in the Registration Statement and the consummation by the Issuers of the transactions contemplated hereby to be consummated by the Issuers will not violate the Exchange Act or any rule or regulation that has been issued thereunder.

          (s) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

          (t) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s authorizations and transactions are recorded as necessary to permit preparation of financial statements.

          (u) Except as disclosed in the Offer Materials, the Offer, the purchase of Outstanding PEPS Units pursuant to the Offer and the execution and delivery of, and the consummation of the transactions contemplated in, this Agreement will comply with all applicable requirements of law, including any applicable regulation of any governmental agency or instrumentality, and no consent, authorization, approval, order, exemption or other action of, or filing with, any governmental agency or instrumentality of the United States or any jurisdiction thereof or any other jurisdiction is required in connection with the Offer or the consummation by the Company of the transactions contemplated herein, except in each case where the failure to comply with such laws and regulations and to obtain or make such consent, authorization, approval, order, exemption, other action, or filing would not materially adversely affect the ability of the Company to execute and deliver this Agreement or to consummate the Offer in accordance with its terms or to consummate the transactions contemplated by this Agreement;

          (v) The Offer (including any related borrowings by the Company or any of its subsidiaries or affiliates), the purchase of Outstanding PEPS Units pursuant to the Offer and the execution and delivery of, and the consummation of the transactions contemplated in, this Agreement will not result in a breach or violation of any of the terms

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and provisions of, or constitute a default under, the Company’s articles of incorporation or by-laws, or any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company’s ability to perform its obligations under this Agreement.

     11. Opinions of Counsel; Officers Certificates; Comfort Letters.

          (a) On the Commencement Date, the Exchange Date and any Amendment Date (in the case of clause (iii) below), the following will be delivered to you:

          (i) a certificate, dated such date, and signed by an executive officer of each Issuer, to the effect that the representations and warranties of such Issuer contained in this Agreement are true and correct in all material respects as of such date and that such Issuer has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the such date;

          (ii) opinions of Simpson Thacher & Bartlett LLP, counsel for the Company, in the forms set forth in Exhibit A.1.A and Exhibit A.1.B hereto on the Commencement Date, and in the forms set forth in Exhibit A.2.A and Exhibit A.2.B on the Exchange Date, and of Thomas D. Salus, Senior Counsel of the Company, in the form set forth in Exhibit B.1 hereto on the Commencement Date, and in the form of Exhibit B.2 on the Exchange Date;

          (iii) a letter from PricewaterhouseCoopers LLP, dated the date of delivery thereof, in form and substance satisfactory to you and PricewaterhouseCoopers LLP, to the effect that:

          (A) They are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC;

          (B) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities

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Act and the related rules and regulations adopted by the SEC;

          (C) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

          (1) Reading the minutes of meetings of the shareowners and the Board of Directors of the Company and its Executive, Compensation and Corporate Governance, Nuclear Oversight, Finance and Audit Committees since December 31, 2002 as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

          (2) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS 100, Interim Financial Information, and SAS 71, Interim Financial Information, where applicable, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and reading the unaudited interim financial data for the period from the date of the latest balance sheet included in the Registration Statement to the date of the latest available interim financial data; and

          (3) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

          (I) the unaudited condensed consolidated interim financial statements, included in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the

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Securities Act and the related rules and regulations adopted by the SEC;

          (II) any material modifications should be made to the unaudited condensed consolidated interim financial statements, included in the Registration Statement, for them to be in conformity with generally accepted accounting principles;

          (III) at the date of the latest available interim financial data and at a specified date not more than five business days prior to the date of delivery of such letter, there was any change in the common stock, treasury stock or preferred stock (with or without sinking fund requirements) or increase in long-term debt (including current portion of long-term debt) of the Company and subsidiaries consolidated as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur, or they shall state any specific changes, increases or decreases.

          (D) The letter shall also state that certain designated information has been obtained from the Company’s financial statements or accounting records which are subject to the internal controls of the Company’s accounting system or which has been derived directly from such accounting records by analysis or computation, is in agreement with such financial statements, records or computations made therefrom, except as otherwise specified in such letter.

          (b) On the Exchange Date the following will be delivered to you, in each case in form and substance satisfactory to you:

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          (i) an opinion of Cravath, Swaine & Moore LLP, counsel to JPMorgan Chase Bank, as New Purchase Contract Agent, addressed to you and dated such date, in the form set forth in Exhibit C hereto;

          (ii) an opinion of Cravath, Swaine & Moore LLP, counsel to JPMorgan Chase Bank, as New Collateral Agent, New Securities Intermediary and New Custodial Agent, addressed to you and dated such date, in the form set forth in Exhibit D hereto.

     12. Covenants of the Company.

          (a) The Company will notify you, promptly after it receives notice thereof, (i) of the time when any post-effective amendment to the Registration Statement has been filed or becomes effective, or any amendment or supplement to the Prospectus or any amendment to the Schedule TO or any amended or additional Offer Materials shall have been filed; (ii) of the receipt of any comments from the Commission relating to the Offer; (iii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of the Prospectus or any of the Offer Materials; (iv) of the suspension of the qualification of the New PEPS Units for offering or sale in connection with the Offer in any jurisdiction; (v) of any request by the Commission to amend or supplement the Registration Statement, the Prospectus, the Schedule TO or the other Offer Materials or for additional information; or (vi) of the institution or threatening of any proceedings for any such purpose. The Company will also inform you, promptly after it receives notice thereof, of any litigation or other administrative proceeding with respect to the Offer.

          (b) The Company will cause all amendments and supplements filed with the Commission to be distributed to holders of the Outstanding PEPS Units as may be required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder. During the period referred to in the second sentence of paragraph (c) below, the Company will deliver to you, without charge, such number of copies of the Prospectus and the other Offer Materials (as supplemented or amended) as you may reasonably request. Before amending or supplementing the Registration Statement, the Prospectus, the Schedule TO or the other Offer Materials, or preparing or approving any other material for use in connection with the Offer, the Company, will furnish you with a copy of each such proposed amendment or supplement.

          (c) The Company will comply in all material respects with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder in connection with the Offer Materials and the

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Offer. If at any time during the period when, in the opinion of the Company’s counsel, a prospectus is required to be delivered by the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder in connection with the Offer, any event shall occur as a result of which is necessary to amend or supplement the Prospectus or any of the other Offer Materials in order to make the statement therein, in the light of the circumstances under which they were made when such Prospectus or other Offer Materials are delivered, not misleading, or if, in the opinion of the Company’s counsel, it shall be necessary for any other reason during such period to amend or supplement the Registration Statement, the Schedule TO or the Prospectus or any of the other Offer Materials in order to comply with applicable law, the Company will notify you and promptly prepare and furnish, at the Company’s expense, to you and file with the Commission, if required, such amendment or supplement to the Prospectus or the Offer Materials as may be necessary so that the statements in the Prospectus or other Offer Materials, as amended or supplemented, will not, in the light of the circumstances under which they were made when the Prospectus or the other Offer Materials were delivered, be misleading or so that the Registration Statement, the Prospectus, the Schedule TO or such other Offer Materials comply with applicable law; provided, however, that the cost of any amendment which relates primarily to your activities as Dealer Manager under this Agreement will be borne by you.

          (d) The Company, in cooperation with you, will endeavor to qualify the New PEPS Units for an offering and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request provided that the Company will not be required to file a general consent to service of process, to qualify as a foreign corporation or as a dealer in securities or to meet any other requirement in connection with this paragraph (d) deemed by it to be unduly burdensome.

          (e) The Company will make generally available to its security holders as soon as practicable an earning statement of the Company covering a period of at least 12 months after the “effective date” of the Registration Statement complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Securities Act).

          (f) The Company shall promptly give you notice of any change of the expiration date of the Offer, of the occurrence of any event which would reasonably be expected to cause the Company to withdraw, rescind, modify or amend the Offer and of any consummation of the Offer.

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          (g) The Company shall promptly give you any other information relating to the Offer which you may from time to time reasonably request.

     13. Indemnification and Contribution.

          (a) The Issuers agree that they will jointly and severally indemnify and hold harmless you, each person, if any, who controls you, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, and each affiliate of you within the meaning of Rule 405 under the Securities Act (you and each such person being an “indemnified party”), against any and all loss, expense, claim, damage or liability to which, jointly or severally, such indemnified party or may become subject, under the Securities Act, Exchange Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offer Materials (including, without limitation, the Registration Statement, the Prospectus, any related preliminary prospectus, or any amendment or supplement to any thereof), or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Offer or to purchase any Outstanding PEPS Units pursuant to the Offer or (iii) any breach by the Company of any representation or warranty or failure to comply with any of the covenants or agreements contained herein or (iv) your engagement under this Agreement, the Offer and your role in connection therewith, except, as to any such indemnified party, to the extent such losses, expenses, claims, damages or liabilities referred to in clause (iv) result from such indemnified party’s bad faith or gross negligence; and, except as hereinafter in this Section provided, the Company agrees to reimburse each indemnified party as aforesaid for any reasonable legal or other expenses as incurred by such indemnified party or such controlling person in connection with investigating or defending any such loss, expense, claim, damage or liability.

          (b) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 13, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this Section 13. In the case of any

Morgan Stanley & Co. Incorporated	November 17, 2003

such notice to an indemnifying party, it shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party, defendant in the suit, and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent except as provided in Section 13(d) hereof. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the New PEPS Units.

          (c) If any indemnified party shall have given notice to any Issuer of a claim in respect thereof pursuant to Section 13(b) hereunder, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 13 or if such claim is unavailable under controlling precedent, such indemnified party shall be entitled to contribution from the Issuers to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such indemnified party is entitled, there shall be considered the relative benefits received by such indemnified party and the Issuers from the Offer, such indemnified party’s and the Issuers’ knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The relative benefits received by the Issuers and you shall be deemed to be in the same proportion as (i) the maximum aggregate value of the consideration proposed to be paid by the

Morgan Stanley & Co. Incorporated	November 17, 2003

Company for the purchase of Outstanding PEPS Units pursuant to the Offer bears to (ii) the maximum aggregate fee proposed to be paid to you pursuant to Section 7. The Issuers and you agree that it would not be just and equitable if contribution pursuant to this Section 13(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

          (d) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 13 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

     14. Survival. The indemnity and contribution agreements contained in Section 13 and the representations and warranties of the Issuers set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Offer or the termination of this Agreement, (ii) any investigation made by or on behalf of any indemnified party and (iii) any withdrawal by you pursuant to Section 6 or otherwise.

     15. Severability. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

     16. Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the

Morgan Stanley & Co. Incorporated	November 17, 2003

Company, you and the other indemnified parties (as defined in Section 13(a)), and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     19. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended except in writing signed by each party to be bound thereby.

     20. Notices. All notices and other communications required or permitted to be given under this agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

(a)	If to you:

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Telecopy No.: 212-762-8832
Attention:

(b)	If to the Company:

PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101-1179
Telecopy No.: 610-774-5106
Attention: Treasurer

          Please indicate your willingness to act as financial advisor and Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter so signed, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,

PPL CORPORATION

By:

Name:
Title:

PPL CAPITAL FUNDING, INC.

By:

Name:
Title:

Accepted as of the date first set forth above:

MORGAN STANLEY & CO. INCORPORATED

By:

Name:
Title:

EXHIBIT A.1.A

Form of Opinion of Simpson Thacher & Bartlett LLP

     1. The New PEPS Units and the New PEPS Agreements have been duly authorized by the Company and when the New PEPS Units and the New Purchase Contracts are duly executed and issued by the Company, and when the New Purchase Contract Agreement and the New Pledge Agreement are duly executed and delivered by the Company, assuming (A) due execution and delivery of the New Purchase Contracts and the New Purchase Contract Agreement by the New Purchase Contract Agent, the New Collateral Agent, and the New Custodial Agent, (B) due execution, delivery and authentication of the New PEPS Units by the New Purchase Contract Agent and upon delivery thereof in accordance with the Exchange, and (C) that each of the New PEPS Units and the New PEPS Agreements is a valid and legally binding obligation of the New Purchase Contract Agent, the New Collateral Agent, the New Securities Intermediary and the New Custodial Agent, as applicable, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits of the New PEPS Units, the New Purchase Contracts, and the New Purchase Contract Agreement.

     2. The Indenture has been duly authorized, and when duly executed and delivered by the Company and PPL Capital Funding, and assuming that the Indenture (including the New Guarantee set forth therein) is the valid and legally binding obligation of the Trustee, will constitute a valid and legally binding obligation of the Company and PPL Capital Funding enforceable against the Company and PPL Capital Funding in accordance with its terms.

     3. The New Notes have been duly authorized by PPL Capital Funding, and when duly executed, issued and delivered upon the Exchange, and assuming due authentication thereof by the Trustee, will constitute valid and legally binding obligations of PPL Capital Funding enforceable against PPL Capital Funding in accordance with their terms and entitled to the benefits of the Indenture.

     4. The New Guarantee has been duly authorized by the Company and, when duly executed, issued and delivered upon the Exchange, and, assuming due authentication of the New Notes by the Trustee and upon issuance and delivery of the New Notes upon the Exchange, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and entitled to the benefits of the Indenture.

     5. The Common Shares to be issued and sold by the Company upon the settlement of the New Purchase Contracts have been duly authorized and reserved for issuance, and, upon issuance and delivery in accordance with the provisions of the New Purchase Contracts and the New Purchase Contract Agreement, the Common Shares will be validly issued, fully paid and non-assessable.

     6. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or, to our knowledge, any federal or New York court is required for the issue and delivery of the New PEPS Units

A.1.A-1

by the Company upon the Exchange and the compliance by the Company with all of the terms of the Offer, the New Purchase Contract Agreement, the New Pledge Agreement, the Remarketing Agreement, the New PEPS Units and the New Notes, except for the registration under the Securities Act of the New Notes, the New Guarantee, the New Purchase Contracts, the New PEPS Units and the Common Shares and, if applicable, under the Exchange Act of the New PEPS Units, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the Offer and Exchange.

     7. The issue of the New Notes, the New Guarantee, the New Purchase Contracts, the New PEPS Units and the Common Shares and the execution, delivery and performance by the Company and PPL Capital Funding of this Agreement and the making of the Offer by the Company and PPL Capital Funding in the manner set forth and subject to the terms and conditions in the Registration Statement will not violate the Exchange Act or any rule or regulation that has been issued thereunder.

     8. The issue of the New Notes, the New Guarantee, the New Purchase Contracts, the New PEPS Units and the Common Shares and the execution, delivery and performance by the Company of this Agreement, and, when duly executed, issued, and delivered, the New PEPS Units, the New PEPS Agreements, the New Notes, and the Remarketing Agreement, and, when duly executed and delivered, the Supplemental Indenture No. 5, will not violate the certificate of incorporation or by-laws of the Company.

     9. The issue of the New Notes, the New Guarantee, the New Purchase Contracts, the New PEPS Units and the Common Shares and the execution, delivery and performance by PPL Capital Funding of this Agreement, and, when duly executed, issued, and delivered, the New PEPS Units, the Purchase Contracts, the Purchase Contract Agreement and the New Pledge Agreement, the New Notes, and the Remarketing Agreement, and, when duly executed and delivered, the Supplemental Indenture No. 5, will not violate the certificate of incorporation or by-laws of PPL Capital Funding.

     10. There are no preemptive rights under federal or New York law or under the Delaware General Corporation Law to subscribe for or purchase shares of the Common Stock. There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to the Company’s Articles of Incorporation or By-laws or any agreement or other instrument filed or incorporated by reference as an exhibit to the Registration Statement.

     11. The statements made in the Prospectus under the captions, “Description of the New PEPS Units,” “Description of the New Purchase Contracts,” “Certain Provisions of the New Purchase Contracts, the New Purchase Contract Agreement and the Pledge Agreement,” and “Description of the New Notes,” insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

A.1.A-2

     12. The statements made in the Prospectus under the caption “Description of PPL Corporation’s Capital Stock,” insofar as they purport to constitute summaries of the terms of the capital stock (including the Shares), constitute accurate summaries of the terms of such capital stock in all material respects.

     13. The statements made in the Prospectus under the caption “Certain ERISA Considerations,” insofar as they purport to constitute a summary of certain considerations under ERISA, the Internal Revenue Code of 1986, as amended, and similar laws, associated with the acquisition, holding and disposition of the New PEPS Units (and the component securities of such units), constitute accurate summaries of such considerations in all material respects.

     14. Subject to the qualifications and limitations stated therein, the statements made in the Prospectus under the caption “United States Federal Income Tax Consequences” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     15. This Agreement has been duly authorized, executed and delivered by each of the Company and PPL Capital Funding.

     16. Neither the Company nor PPL Capital Funding is, and after giving effect to the Offer and sale of the New PEPS Units, will not be, an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

     17. The Remarketing Agreement has been duly authorized by each of the Company and PPL Capital Funding.

     18. When duly executed, issued and delivered, the New Pledge Agreement will be effective to create in favor of the New Collateral Agent, for the benefit of the Company, a valid security interest under the New York Uniform Commercial Code as in effect on the date thereof in the State of New York (the “UCC”) in the security entitlements in respect of the Pledged Notes and the Pledged Treasury Securities (as each is defined in the New Pledge Agreement) that are from time to time credited to the Collateral Account (as described in Section 4 of the New Pledge Agreement) and, subject to Section 9-315 of the UCC, the proceeds thereof, to secure the obligations of the holders under the New Purchase Contracts.

     19. The security interest of the New Collateral Agent in security entitlements with respect to the Pledged Notes and the Pledged Treasury Securities (each as defined in the New Pledge Agreement) that are from time to time credited to the Collateral Account (as described in Section 4 of the New Pledge Agreement) will be perfected, and the New Collateral Agent will have “control” (within the meaning of Section 8-106 of the UCC) thereof, once the New Securities Intermediary has indicated by book entry that such financial assets have been credited to the Collateral Account, provided that the New Securities Intermediary has agreed that it will comply with “entitlement orders”

A.1.A-3

originated by the New Collateral Agent without further consent by the “entitlement holder” (as each is defined in Section 8-102(a)(7) and (8) of the UCC). When the New Pledge Agreement is duly executed, issued and delivered, the New Securities Intermediary, under Section 4.3 thereof, will have agreed that it will comply with entitlement orders originated by the New Collateral Agent, as the secured party, with respect to the Collateral Account without further consent by the New Purchase Contract Agent, which is the entitlement holder with respect to such security entitlements. Under Section 8-510 of the UCC, assuming that neither the New Collateral Agent nor the Company has any notice of any adverse claim to such security entitlements, insofar as Articles 8 and 9 of the UCC are applicable thereto, no action based on an adverse claim to such security entitlements, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the New Collateral Agent or the Company. In giving the opinion contained in this paragraph 19 such counsel may rely upon the representations of the New Securities Intermediary to be contained in, and assume compliance by the New Securities Intermediary with its undertakings set forth in, Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.9 of the New Pledge Agreement assuming that it will be duly executed, issued and delivered.

A.1.A-4

EXHIBIT A.1.B

Form of Negative Assurance Letter of Simpson Thacher & Bartlett LLP

Nothing has come to such counsel’s attention that causes such counsel to believe:

(i) each of the Registration Statement, as of the date it was filed, and the Prospectus, as of its date, was not, on its face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that it is understood that in each case such counsel need not express any belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the documents filed under the Exchange Act, and incorporated by reference or deemed to be incorporated by reference in the Prospectus, and

(ii) the Registration Statement (including the documents filed under the Exchange Act, and incorporated by reference or deemed to be incorporated by reference in the Prospectus, on file with the Commission on the date the Registration Statement was filed), as of the date it was filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; that the Prospectus (including the documents filed under the Exchange Act, and incorporated by reference or deemed to be incorporated by reference in the Prospectus), as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or that the Schedule TO and the Company’s press release, as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; except that it is understood that in each case such counsel need not express any belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus, the Schedule TO, the Company’s press release or the documents filed under the Exchange Act, and incorporated by reference or deemed to be incorporated by reference in the Prospectus.

A.1.B-1

EXHIBIT A.2.A

Form of Opinion of Simpson Thacher & Bartlett LLP

     1. The New PEPS Units and the New Purchase Contracts have been duly authorized, executed and issued by the Company, and the New Purchase Contract Agreement and the New Pledge Agreement have been duly authorized, executed and delivered by the Company and, assuming (A) due execution and delivery of the New Purchase Contracts and the New Purchase Contract Agreement by the New Purchase Contract Agent, the New Collateral Agent, and the New Custodial Agent, (B) due execution, delivery and authentication of the New PEPS Units by the New Purchase Contract Agent and upon delivery thereof in accordance with the Exchange, and (C) that each of the New PEPS Units, the New PEPS Agreements is a valid and legally binding obligation of the New Purchase Contract Agent, the New Collateral Agent, the New Securities Intermediary and the New Custodial Agent, as applicable, the New PEPS Units, the New PEPS Agreements will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits of the New PEPS Units, the New Purchase Contracts, and the New Purchase Contract Agreement.

     2. The Indenture has been duly authorized, executed and delivered by the Company and PPL Capital Funding and duly qualified under the Trust Indenture Act and, assuming that the Indenture (including the New Guarantee set forth therein) is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company and PPL Capital Funding enforceable against the Company and PPL Capital Funding in accordance with its terms.

     3. The New Notes have been duly authorized, executed and issued by PPL Capital Funding, and, assuming due authentication thereof by the Trustee and upon issuance and delivery upon the Exchange, will constitute valid and legally binding obligations of PPL Capital Funding enforceable against PPL Capital Funding in accordance with their terms and entitled to the benefits of the Indenture.

     4. The New Guarantee has been duly authorized, executed and issued by the Company and, assuming due authentication of the New Notes by the Trustee and upon issuance and delivery of the New Notes upon the Exchange, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and entitled to the benefits of the Indenture.

A.2.A-1

     5. The Common Shares to be issued and sold by the Company upon the settlement of the New Purchase Contract have been duly authorized and reserved for issuance, and, upon issuance and delivery in accordance with the provisions of the New Purchase Contract and the New Purchase Contract Agreement, the Common Shares will be validly issued, fully paid and non-assessable.

     6. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or, to our knowledge, any federal or New York court is required for the issue and delivery of the New PEPS Units by the Company upon the Exchange and the compliance by the Company with all of the terms of the Offer, the New Purchase Contract Agreement, the New Pledge Agreement, the Remarketing Agreement, the New PEPS Units and the New Notes, except for the registration under the Securities Act of New Notes, the New Guarantee, the New Purchase Contract, the New PEPS Units and the Common Shares, if applicable, under the Exchange Act of the New PEPS Units, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the Offer and Exchange.

     7. The Registration Statement has become effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

     8. The issue of the New Notes, the New Guarantee, the New Purchase Contract, the New PEPS Units and the Common Shares and the execution, delivery and performance by PPL of this Agreement and the making of the Offer by PPL in the manner set forth and subject to the terms and conditions in the Registration Statement will not violate the Exchange Act or any rule or regulation that has been issued thereunder.

     9. The issue of the New Notes, the New Guarantee, the New Purchase Contract, the New PEPS Units and the Common Shares and the execution, delivery and performance by the Company of this Agreement, and, when duly executed, issued, and delivered, the New PEPS Units, the New PEPS Agreements, the New Notes, and the Remarketing Agreement, and, when duly executed and delivered, the Supplemental Indenture No. 5, will not violate the certificate of incorporation or by-laws of the Company.

     10. The issue of the New Notes, the New Guarantee, the New Purchase Contracts, the New PEPS Units and the Common Shares and the execution, delivery and performance by the Company of this Agreement, and, when duly executed, issued, and delivered, the New PEPS Units, the New PEPS Agreements, the New Notes, and the Remarketing Agreement, and, when duly executed and delivered, the Supplemental Indenture No. 5, will not violate the certificate of incorporation or by-laws of PPL Capital Funding.

     11. The issue of the New Notes, the New Guarantee, the New Purchase Contracts, the New PEPS Units and the Common Shares and the execution, delivery and

A.2.A-2

performance by PPL Capital Funding of this Agreement, the New PEPS Units, the New Purchase Contracts, the New Purchase Contract Agreement and the New Pledge Agreement, the New Notes, and the Remarketing Agreement, and the execution and delivery of the Supplemental Indenture No. 5, will not violate the certificate of incorporation or by-laws of PPL Capital Funding.

     12. There are no preemptive rights under federal or New York law or under the Delaware General Corporation Law to subscribe for or purchase shares of the Common Stock. There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to the Company’s Articles of Incorporation or By-laws or any agreement or other instrument filed or incorporated by reference as an exhibit to the Registration Statement.

     13. The statements made in the Prospectus under the captions, “Description of the New PEPS Units,” “Description of the New Purchase Contracts,” “Certain Provisions of the New Purchase Contracts, the New Purchase Contract Agreement and the Pledge Agreement,” and “Description of the New Notes,” insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

     14. The statements made in the Prospectus under the caption “Description of PPL Corporation’s Capital Stock,” insofar as they purport to constitute summaries of the terms of the capital stock (including the Shares), constitute accurate summaries of the terms of such capital stock in all material respects.

     15. The statements made in the Prospectus under the caption “Certain ERISA Considerations,” insofar as they purport to constitute a summary of certain considerations under ERISA, the Internal Revenue Code of 1986, as amended, and similar laws, associated with the acquisition, holding and disposition of the New PEPS Units (and the component securities of such units), constitute accurate summaries of such considerations in all material respects.

     16. Subject to the qualifications and limitations stated therein, the statements made in the Prospectus under the caption “United States Federal Income Tax Consequences” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     17. This Agreement has been duly authorized, executed and delivered by each of the Company and PPL Capital Funding.

     18. The Remarketing Agreement has been duly authorized, executed and delivered by each of the Company and PPL Capital Funding.

     19. Neither the Company nor PPL Capital Funding is an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

A.2.A-3

     20. The New Pledge Agreement is effective to create in favor of the New Collateral Agent, for the benefit of the Company, a valid security interest under the New York Uniform Commercial Code as in effect on the date hereof in the State of New York (the “UCC”) in the security entitlements in respect of the Pledged Notes and the Pledged Treasury Securities (as each is defined in the New Pledge Agreement) that are from time to time credited to the Collateral Account (as described in Section 4 of the New Pledge Agreement) and, subject to Section 9-315 of the UCC, the proceeds thereof, to secure the obligations of the holders under the New Purchase Contracts.

     21. The security interest of the New Collateral Agent in security entitlements with respect to the Pledged Notes and the Pledged Treasury Securities (each as defined in the New Pledge Agreement) that are from time to time credited to the Collateral Account (as described in Section 4 of the New Pledge Agreement) will be perfected, and the New Collateral Agent will have “control” (within the meaning of Section 8-106 of the UCC) thereof, once the New Securities Intermediary has indicated by book entry that such financial assets have been credited to the Collateral Account, provided that the New Securities Intermediary has agreed that it will comply with “entitlement orders” originated by the New Collateral Agent without further consent by the “entitlement holder” (as each is defined in Section 8-102(a)(7) and (8) of the UCC). Under Section 4.3 of the New Pledge Agreement, the New Securities Intermediary has agreed that it will comply with entitlement orders originated by the New Collateral Agent, as the secured party, with respect to the Collateral Account without further consent by the New Purchase Contract Agent, which is the entitlement holder with respect to such security entitlements. Under Section 8-510 of the UCC, assuming that neither the Collateral Agent nor the Company has any notice of any adverse claim to such security entitlements, insofar as Articles 8 and 9 of the UCC are applicable thereto, no action based on an adverse claim to such security entitlements, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Collateral Agent or the Company. In giving the opinion contained in this paragraph 21 such counsel may rely upon the representations of the New Securities Intermediary to be contained in, and assume compliance by the New Securities Intermediary with its undertakings set forth in, Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.9 of the New Pledge Agreement.

A.2.A-4

EXHIBIT A.2.B

Form of Negative Assurance Letter of Simpson Thacher & Bartlett LLP

Nothing has come to such counsel’s attention that causes such counsel to believe:

(i) each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, was not, on its face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder, except that it is understood that in each case such counsel need not express any belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the documents filed under the Exchange Act, and incorporated by reference or deemed to be incorporated by reference in the Prospectus, and

(ii) the Registration Statement (including the documents filed under the Exchange Act, and incorporated by reference or deemed to be incorporated by reference in the Prospectus on file with the Commission on the effective date of the Registration Statement), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; that the Prospectus (including the documents filed under the Exchange Act, and incorporated by reference or deemed to be incorporated by reference in the Prospectus), as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or that the Schedule TO and the Company’s press release, as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; except that it is understood that in each case such counsel need not express any belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus, the Schedule TO, the Company’s press release or the documents filed under the Exchange Act, and incorporated by reference or deemed to be incorporated by reference in the Prospectus.

A.2.B-1

EXHIBIT B.1

Form of Opinion of Thomas D. Salus

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

     (ii) PPL Capital Funding has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and to conduct its business as described in the Prospectus;

     (iii) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained or incorporated by reference in the Registration Statement and Prospectus;

     (iv) This Agreement has been duly authorized, executed and delivered by the Company;

     (v) All legally required proceedings in connection with the authorization of the New PEPS Units in the manner set forth in the Agreement, have been had and remain in effect, and all requisite action of public boards or bodies (other than in connection or in compliance with the provisions of the securities or blue sky laws of any jurisdiction, including the federal securities laws of the United States) as may be legally required with respect to all or any of such matters or related thereto has been taken and remains in effect, and the Company is exempt from the provisions of the Public Utility Holding Company Act of 1935 applicable to it as a holding company and with respect to the authorization, and when issued and delivered, the issue and delivery of the New PEPS Units pursuant to the Exchange;

     (vi) Such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement and Prospectus which are not described as required, or of any contracts or documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained or incorporated by reference in the Registration Statement and Prospectus;

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     (vii) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

     (viii) The shares of common stock of the Company outstanding prior to the issuance of the New PEPS Units have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights; and

     (ix) The New Common Shares to be issued and sold by the Company upon settlement of the New Purchase Contracts have been duly authorized and reserved for issuance and conform to the description thereof contained in the Prospectus, and, when issued and delivered in accordance with the terms of this Agreement and when the Registration Statement, as it may be amended, shall have become effective under the Securities Act will be validly issued, fully paid and non-assessable, and the issuance of such shares New Common Shares will not be subject to any preemptive or similar rights.

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EXHIBIT B.2

Form of Opinion of Thomas D. Salus

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

     (ii) PPL Capital Funding has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and to conduct its business as described in the Prospectus;

     (iii) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained or incorporated by reference in the Registration Statement and Prospectus;

     (iv) This Agreement has been duly authorized, executed and delivered by the Company;

     (v) All legally required proceedings in connection with the authorization, issue and delivery pursuant to the Exchange of the New PEPS Units and the consummation of the Offer, have been had and remain in effect, and all requisite action of public boards or bodies (other than in connection or in compliance with the provisions of the securities or blue sky laws of any jurisdiction) as may be legally required with respect to all or any of such matters or related thereto has been taken and remains in effect, and the Company is exempt from the provisions of the Public Utility Holding Company Act of 1935 applicable to it as a holding company and with respect to such authorization, issue and delivery pursuant to the Exchange;

     (vi) Such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement and Prospectus which are not described as required, or of any contracts or documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained or incorporated by reference in the Registration Statement and Prospectus;

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     (vii) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

     (viii) The shares of common stock of the Company outstanding prior to the issuance of the New PEPS Units have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights; and

     (ix) The New Common Shares to be issued and sold by the Company upon settlement of the New Purchase Contracts have been duly authorized and reserved for issuance and conform to the description thereof contained in the Prospectus, and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such shares New Common Shares will not be subject to any preemptive or similar rights.

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EXHIBIT C

Form of Opinion of Cravath, Swaine & Moore LLP,
Counsel to JPMorgan Chase Bank, as New Purchase Contract Agent

     (i) JPMorgan Chase Bank (the “Bank”) has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York;

     (ii) the Bank has the corporate trust power and authority to execute, deliver and perform its duties under the New Purchase Contract Agreement and the New Pledge Agreement, has duly executed and delivered the New Purchase Contract Agreement and the New Pledge Agreement, and, insofar as the laws governing the trust powers of the Bank are concerned and assuming due authorization, execution and delivery thereof by the Company, the each of the New Purchase Contract Agreement and the New Pledge Agreement constitutes a legal, valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

     (iii) the execution, delivery and performance by the Bank of the New Purchase Contract Agreement and the New Pledge Agreement do not conflict with or constitute a breach of the charter or bylaws of the Bank;

     (iv) no consent, approval, authorization or other action by, or registration with or notice to, any governmental authority of the United States of America or the State of New York having jurisdiction over the trust powers of the Bank is required in connection with the execution and delivery by the Bank of the New Purchase Contract Agreement or the New Pledge Agreement or the performance by the Bank of its duties thereunder, except such as have been obtained, taken or made; and

     (v) the New PEPS Units and the Treasury Units (as defined in the New Purchase Contract Agreement) issued on the date hereof have been duly authenticated and delivered by the Bank, as New Purchase Contract Agent.

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     We do not express any opinion herein with respect to the validity, perfection or priority of any security interests granted under the New Pledge Agreement, or with respect to any approval, authorization, filing or other action required in connection therewith.

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EXHIBIT D

Form of Opinion of Cravath, Swaine & Moore LLP
Counsel to JPMorgan Chase Bank, as New Collateral Agent, New Securities Intermediary and New Custodial Agent

     (i) JPMorgan Chase Bank (the “Bank”) has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York;

     (ii) the Bank has the corporate trust power and authority to execute, deliver and perform its duties under the New Purchase Contract Agreement and the New Pledge Agreement, has duly executed and delivered the New Purchase Contract Agreement and the New Pledge Agreement, and, insofar as the laws governing the trust powers of the Bank are concerned and assuming due authorization, execution and delivery thereof by the Company, the each of the New Purchase Contract Agreement and the New Pledge Agreement constitutes a legal, valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

     (iii) the execution, delivery and performance by the Bank of the New Purchase Contract Agreement and the New Pledge Agreement do not conflict with or constitute a breach of the charter or bylaws of the Bank; and

     (iv) no consent, approval, authorization or other action by, or registration with or notice to, any governmental authority of the United States of America or the State of New York having jurisdiction over the trust powers of the Bank is required in connection with the execution and delivery by the Bank of the New Purchase Contract Agreement or the New Pledge Agreement or the performance by the Bank of its duties thereunder, except such as have been obtained, taken or made.

     We do not express any opinion herein with respect to the validity, perfection or priority of any security interests granted under the New Pledge

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Agreement, or with respect to any approval, authorization, filing or other action required in connection therewith.

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